                                                         ProFund Advisors LLC

                                                            CODE OF ETHICS

                                                        Dated September 1, 2000

         The following  Code of Ethics is adopted by ProFund  Advisors LLC ("ProFund  Advisors"),  the  investment  adviser to ProFunds
(the  "Trust"),  pursuant  to Rule 17j-1  under the  Investment  Company  Act of 1940 (the  "Act").  This Code of Ethics is intended to ensure that all acts,  practices and courses of business  engaged in by access  persons (as defined) of ProFund  Advisors  reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

I.       Definitions

         A.       "Access Person" means any director,  trustee,  officer,  general  partner,  managing  member,  or advisory person (as defined) of ProFund Advisors.

         B.       "Advisory Person" means (1) any employee of ProFund Advisors (or of any company in a control  relationship to ProFund
Advisors) who, in connection with his or her regular  functions or duties,  makes,  participates in, or obtains  information  regarding the purchase or sale of a security  (as defined in this Code of Ethics) by the Trust,  or whose  functions  relate to the making of any recommendations  with respect to such purchases or sales; and (2) any natural person in a control  relationship to ProFund Advisors who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

         C.       "Beneficial  Ownership"  shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person  subject  to the  provisions  of  Section  16 of the  Securities  Exchange  Act of 1934 and the rules and  regulations thereunder.

         D.       "Control"  shall have the same  meaning as that set forth in Section  2(a)(9) of the Act.  Section  2(a)(9)  provides that "control"  generally  means the power to exercise a controlling  influence  over the  management or policies of a company,  unless such power is solely the result of an official position with such company.

         E.       A "security  held or to be acquired"  means:  (1) any security  which,  within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being  considered by ProFund  Advisors or the Trust for purchase by the Trust;  and (2) any option to purchase or sell, and any security convertible onto or exchangeable for, a security described in clause (1) above.

         F.       An "initial public offering" means an offering of securities  registered under the Securities Act of 1933, the issuer of which,  immediately before the registration,  was not subject to the reporting requirements of Section 13 or 15(d) of the Securities
Exchange Act of 1934.

         G.       "Investment  personnel"  means:  (1) any employee of ProFund  Advisors (or any company in a control  relationship  to
ProFund  Advisors) who, in connection with his or her regular  functions or duties,  makes or  participates  in making  recommendations regarding the purchase or sale of securities by the Trust;  and (2) any natural person who controls  ProFund  Advisors or the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

         H.       A "limited  offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         I.       "Portfolio  manager" means an employee of ProFund  Advisors who is authorized to make investment  decisions on behalf of the Trust.

         J.       "Purchase or sale" for purposes of this Code of Ethics and each Appendix thereto  includes,  among other things,  the writing of an option to purchase or sell a security.

         K.       "Security"  shall have the meaning set forth in Section  2(a)(36) of the Act,  except that:  (1) the term  "Security"
shall include futures contracts on securities  indices,  and options on such futures  contracts;  and (2) the term "Security" shall not
                                                                                                                                    ---
include direct  obligations of the Government of the United States,  bankers'  acceptances,  bank  certificates of deposit,  commercial paper and high quality short-term debt instruments,  including  repurchase  agreements,  and shares of registered  open-end  investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

II.      Legal Requirement

         Rule 17j-l under the  Investment  Company Act of 1940 makes it unlawful for ProFund  Advisors,  as  investment  adviser of the
Trust,  or any affiliated  person of ProFund  Advisors in connection with the purchase and sale by such person of a security held or to be acquired by the Trust:

         (1)      To employ any device, scheme or artifice to defraud the Trust;

         (2)      To make to the Trust any untrue  statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3)      To engage in any act,  practice,  or course of business which operates or would operate as a fraud or deceit upon the
Trust; or

         (4)      To engage in any manipulative practice with respect to the Trust.

         To assure compliance with these  restrictions,  ProFund Advisors adopts and agrees to be governed by the provisions  contained in this Code of Ethics.

III.     General Principles

        ProFund Advisors and each of its access persons shall be governed by the following principles:

         A.       No access  person shall engage in any act,  practice or course of conduct that would  violate the  provisions of Rule
17j-l set forth above;

         B.       The interests of the Trust and its  shareholders  are paramount and come before the interests of any access person or employee;

         C.       Personal  investing  activities  of all access  persons  shall be  conducted  in a manner that shall avoid  actual or potential conflicts of interest with the Trust and its shareholders; and

         D.       Access persons shall not use such positions,  or any investment  opportunities presented by virtue of such positions, to the detriment of the Trust and its shareholders.

IV.      Substantive Restrictions

         A.       Blackout  Periods.  No access  person may  purchase  or sell,  or modify any prior  order to  purchase  or sell,  any security in which the access person has, or by reason of such transaction  acquires,  any direct or indirect beneficial  ownership from
9:30-10:00 a.m. Eastern Time, or from 2:00-4:00 p.m. Eastern Time.

         B.       Short-Term  Trading  Restriction.  Access persons are  prohibited  from  profiting  (which shall include  limiting or avoiding a loss) from the purchase and sale, or the sale and purchase,  of the same (or equivalent)  securities within two (2) business days.

         C.       Initial Public Offerings and Limited Offerings.

                  (1)      No investment  personnel  may acquire any direct or indirect  beneficial  ownership in any  securities in an initial public offering or in a limited  offering unless the Compliance  Officer of ProFund  Advisors has authorized the transaction in advance.

                  (2)      Investment  personnel who have been authorized to acquire securities in a limited offering must disclose his or her interest if he or she is involved in the Trust's  consideration  of an investment  in such issuer.  Any decision to acquire such issuer's securities on behalf of the Trust shall be subject to review by investment personnel with no personal interest in the issuer.

         D.       Acceptance of Gifts.  Investment  personnel must not accept gifts in excess of limits  contained in the Conduct Rules of the National  Association of Securities  Dealers,  Inc. from any entity doing business with or on behalf of ProFund  Advisors or the
Trust.  Currently,  the limit  imposed by the Conduct  Rules is $100,  although  occasional  meals,  tickets to sporting  events or the theater, gifts of a personal nature, promotional items of nominal value, and comparable items are not included within this limit.

         E.       Service on Boards.  Investment personnel shall not serve on the boards of directors of publicly traded companies,  or in any similar  capacity,  absent the prior  approval of such  service by the  Compliance  Officer  following  the receipt of a written request for such  approval.  In the event such a request is approved,  procedures  shall be developed to avoid  potential  conflicts of interest.

         F.       Disgorgement.  Any profits derived from securities  transactions in violation of paragraphs  IV.A-IV.C,  above, shall be  forfeited  and paid to the Trust for the benefit of its  shareholders.  Gifts  accepted in  violation  of  paragraph  IV.D shall be forfeited,  if  practicable,  and/or dealt with in any manner  determined  appropriate  and in the best  interests of the Trust and its shareholders.

         G.       Exemptions.  The restrictions of this Section IV shall not apply to the following  transactions unless the Compliance
Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

                  (1)      Reinvestments of dividends pursuant to a plan;

                  (2)      Transactions in instruments which are excepted from the definition of security in this Code of Ethics.

                  (3)      Transactions in which direct or indirect beneficial ownership is not acquired or disposed of;

                  (4)      Transactions in accounts as to which an access person has no investment control;

                  (5)      Transactions  in accounts of an access  person for which  investment  discretion  is not  maintained  by the access  person but is granted to any of the  following  that are  unaffiliated  with  ProFund  Advisors:  a  registered  broker-dealer, registered  investment adviser or other investment manager acting in a similar fiduciary  capacity,  provided the following  conditions
                                                                                                     --------
are satisfied:

                           (a)      The  terms  of the  account  agreement  ("Agreement")  must  be in  writing  and  furnished  to the
Compliance Officer prior to any transactions;

                           (b)      Any amendment to the Agreement must be furnished to the  Compliance  Officer prior to its effective date;

                           (c)      The  Agreement  must  require  the  account  manager to comply  with the  reporting  provisions  of paragraph 2 of Section V.A; and

                           (d)      The exemption  provided by this Section  IV.G(5) shall not be available for a transaction  or class of transactions which is suggested or directed by the access person or as to which the access person acquires advance information.

                  (6)      Transactions in securities in connection  with an employer  sponsored or other tax qualified plan, such as a
401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month; and

                  (7)      Transactions in securities or other  investments  that are not permissible  investments for the Trust.  Such investments  may include  securities  represented in a benchmark  index in which the Trust does not invest,  as determined from time to time by ProFund Advisors' Compliance Officer (or his or her delegate).

V.       Procedures

         A.       Reporting.  In order to  provide  ProFund  Advisors  with  information  to enable  it to  determine  with  reasonable assurance  whether the provisions of Rule 17j-1 are being observed by its access persons,  each access person of ProFund Advisors shall submit the  following  reports in the forms  attached  hereto as Exhibits A-D to ProFund  Advisors'  Compliance  Officer (or his or her
delegate)  showing all  transactions in securities in which the person has, or by reason of such  transaction  acquires,  any direct or indirect beneficial ownership:

                  (1)      Initial Holding  Report.  Exhibit A shall initially be filed no later than 10 days after that person becomes an access person.

                  (2)      Periodic  Reports.  Exhibits  B and C shall be filed no later  than 10 days  after the end of each  calendar quarter,  but  transactions  over which such  person had no direct or  indirect  influence  or control  need not be  reported.  No such periodic report needs to be made if the report would duplicate  information  required to be recorded under Rule 204-2(a)(12)  under the
Investment  Advisers Act of 1940, or information  contained in broker trade  confirmations or periodic account  statements  received by
ProFund  Advisors  no later than 10 days  after the end of each  calendar  quarter,  or  information  contained  in  ProFund  Advisors'
records.  In lieu of filing periodic  reports,  broker trade  confirmations  or periodic  account  statements,  an access person,  with respect to a brokerage  account in which such access person has any  beneficial  interest,  may arrange for the broker to mail directly to the  Compliance  Officer at the same time they are mailed or furnished to such access  person (a)  duplicate  copies of the broker's trade confirmation  covering each transaction in securities in such account,  or (b) copies of periodic  statements with respect to the account.

                  (3)      Annual  Report.  Exhibit D must be  submitted  by each  access  person  within 30 days after the end of each calendar year.

         B.       Notification;  Annual Certification.  The Compliance Officer (or his or her delegate) shall notify each access person of ProFund  Advisors  who may be required to make  reports  pursuant to this Code of Ethics,  that such person is subject to  reporting requirements  and shall  deliver a copy of this Code of Ethics to each such  person.  The  Compliance  Officer  shall  annually  obtain written  assurances in the form attached  hereto from each access person that he or she is aware of his or her  obligations  under this
Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

VI.      Review and Enforcement

         A.       Review.

                  (1)      The  Compliance  Officer  (or his or her  delegate)  shall from time to time  review the  reported  personal securities transactions of access persons for compliance with the requirements of this Code of Ethics.

                  (2)      If the Compliance  Officer (or his or her delegate)  determines  that a violation of this Code of Ethics may have occurred,  before making a final  determination  that a material  violation has been  committed by an  individual,  the Compliance
Officer  (or his or her  delegate)  may give such  person an  opportunity  to supply  additional  information  regarding  the matter in question.

         B.       Enforcement.

                  (1)      If the  Compliance  Officer (or his or her delegate)  determines  that a material  violation of this Code of
Ethics has occurred,  he or she shall promptly report the violation to the Trustees of the Trust.  The Trustees,  with the exception of any person whose  transaction is under  consideration,  shall take actions as they consider  appropriate,  including  imposition of any sanctions they consider appropriate.

                  (2)      No person shall  participate in a determination  of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

         C.       Reporting to Board.  No less  frequently  than  annually,  ProFund  Advisors  shall  furnish to the Trust's  Board of
Trustees, and the Board must consider, a written report that:

                  (1)      Describes any issues  arising  under the Code of Ethics or procedures  since the last report to the Board of
Trustees,  including,  but not limited to,  information  about  material  violations of the Code of Ethics or procedures  and sanctions imposed in response to the material violations; and

                  (2)      Certifies that ProFund Advisors has adopted procedures  reasonably  necessary to prevent access persons from violating this Code of Ethics.

VII.     Records

         ProFund  Advisors  shall  maintain  records in the manner and to the extent set forth below,  which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

o        A copy of this Code of Ethics and any other code of ethics  which is, or at any time  within the past five years has been,  in effect shall be preserved in an easily accessible place;

o        A record of any violation of this Code of Ethics and of any action taken as a result of such  violation  shall be preserved in an  easily  accessible  place  for a period of not less than five  years  following  the end of the  fiscal  year in which the violation occurs;

o        A copy of each report made pursuant to this Code of Ethics by an access  person,  including any  information  provided in lieu of reports,  shall be preserved  by ProFund  Advisors for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

o        A list of all  persons who are, or within the past five years have been,  required  to make  reports  pursuant to this Code of
         Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

o        A copy of each  report to the Board  shall be  preserved  by ProFund  Advisors  for at least  five years  after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

o        ProFund  Advisors  shall  preserve  a record of any  decision,  and the  reasons  supporting  the  decision,  to  approve  the acquisition  by  investment  personnel of  securities  under Section IV.B of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VIII.    Confidentiality

         All  reports of  securities  transactions  and any other  information  filed with  ProFund  Advisors  pursuant to this Code of
Ethics,  shall be treated as  confidential,  except as regards  appropriate  examinations  by  representatives  of the  Securities  and
Exchange Commission

                                                        ANNUAL CERTIFICATION OF
                                                PROFUND ADVISORS LLC

         The undersigned  hereby certifies on behalf of ProFund Advisors LLC ("ProFund  Advisors") to the Board of Trustees of ProFunds
pursuant to Rule  17j-1(c)(2)(B)  under the Investment  Company Act of 1940, and pursuant to Section VI.C(2) of ProFund  Advisors' Code of Ethics,  that ProFund  Advisors has adopted  procedures  that are reasonably  necessary to prevent access persons from violating the
Code of Ethics.

Date:  ______________________                        ____________________________________
                                                              Compliance Officer

                                                   ANNUAL CERTIFICATE OF COMPLIANCE

-------------------------
Name (please print)

         This is to  certify  that  the  attached  Code of  Ethics  was  distributed  to me on  ____________,  20___.  I have  read and understand  the Code of Ethics,  and I understand  my  obligations  thereunder.  I certify that I have complied with the Code of Ethics during the course of my association  with ProFund Advisors LLC, and that I will continue to do so in the future.  Moreover,  I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

         I understand  that  violation  of the Code of Ethics will be grounds for  disciplinary  action or dismissal  and may also be a violation of federal and/or state securities laws.

-------------------------------------
Signature

-------------------------------------
Date

                                                                  A-1

                                                               EXHIBIT A
                                                               ---------

                                                           ProFund Advisors

                                                        Initial Holdings Report

To the Compliance Officer:

         I have  received and read ProFund  Advisors'  Code of Ethics dated  September 1, 2000 and agree to abide by its  requirements.
As of the below  date,  I held the  following  position  in these  securities  in which I may be  deemed  to have a direct or  indirect beneficial ownership, and which are required to be reported pursuant to ProFund Advisors' Code of Ethics:

                                                                            Broker/Dealer or
                             No. of             Principal                      Bank Where
       Security              Shares              Amount                      Account is Held
       --------              ------              ------                      ---------------

         This report (i) excludes holdings with respect to which I had no direct or indirect  influence or control,  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:  ____________________________                           Signature:  _________________________

                                                    C-1
                                                                  B-1

                                                               EXHIBIT B
                                                               ---------

                                                           ProFund Advisors

                                                     Securities Transaction Report

                                           For the Calendar Quarter Ended _________________

To the Compliance Officer:

         During the quarter  referred to above,  the  following  transactions  were  effected in securities in which I may be deemed to have had, or by reason of such transaction  acquired,  direct or indirect beneficial  ownership,  and which are required to be reported pursuant to ProFund Advisors' Code of Ethics:

                                                                                                                        Broker/
                                                                                        Nature of                      Dealer or
            Security                                                  Principal        Transaction                   Bank Through
(including interest and maturity       Date of         No. of         Amount of         (Purchase,                       Whom
                        ---------
          date, if any)              Transaction       Shares        Transaction       Sale, Other)       Price        Effected
          -------------              -----------       ------        -----------       ------------       -----        --------

         This report (i)  excludes  transactions  with respect to which I had no direct or indirect  influence or control,  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:  ____________________________                           Signature:  _________________________

                                                                  C-1
                                                               EXHIBIT C
                                                               ---------

                                                           ProFund Advisors

                                                     Account Establishment Report

                                           For the Calendar Quarter Ended _________________

To the Compliance Officer:

         During the quarter  referred to above,  the following  accounts were  established  for  securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to ProFund Advisors' Code of Ethics:

       Broker/Dealer or
          Bank Where                           Date
          Account Was                      Account Was
          Established                      Established
          -----------                      -----------

Date:  ____________________________                           Signature:  _________________________

                                                    D-1
                                                               EXHIBIT D
                                                               ---------

                                                           ProFund Advisors

                                                        Annual Holdings Report

To the Compliance Officer:

         As of December 31, ___, I held the  following  positions in  securities  in which I may be deemed to have a direct or indirect beneficial  ownership,  and which are required to be reported  pursuant to ProFund  Advisors' Code of Ethics. In signing this report, I hereby  represent that all  transactions in securities  during the year ended as of the reporting date were effected in conformity with the Code of Ethics, including the blackout periods set forth therein.

                                                            Broker/Dealer or
                     No. of          Principal                 Bank Where
   Security          Shares            Amount               Account is Held
   --------          ------            ------               ---------------

         This report is not an  admission  that I have or had any direct or indirect  beneficial  ownership  in the  securities  listed above.

Date:  ____________________________                           Signature:  _________________________